                   [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1995, included (or incorporated by reference) in Weirton Steel Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.

                                                /s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
September 18, 1995